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                                                               Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of COLLEGIS, Inc.:

We consent to the use in this Registration Statement of COLLEGIS, Inc. on Form S-1 of our report dated February 20, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
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Chicago, Illinois
July 28, 1998